EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2006, relating to the financial statement of Switch and Data, Inc., included in the Registration Statement on Form S-1/A (No. 333-137607) dated February 7, 2007.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 13, 2007